                              AMENDMENT TO SCHEDULE 2

                           Variable Annuity Contracts and
                          Variable Life Insurance Policies
                          Supported by Separate Accounts
                                Listed on Schedule 1
                               As of October 15, 1999

Multi Fund-Registered Trademark- Individual Variable Annuity Contracts (Registered and non-registered)

Multi Fund-Registered Trademark- Variable Life Insurance Contracts

Group Multi Fund-Registered Trademark- Variable Annuity Contracts

Delaware-Lincoln ChoicePlus Variable Annuity Contracts

VUL I Variable Universal Life Insurance Contracts

Lincoln VUL Variable Universal Life Insurance Contracts

eAnnuity(TM) Variable Annuity Contracts

SVUL I Variable Universal Life Insurance Contracts

Lincoln SVUL Variable Universal Life Insurance Contracts

Lincoln CVUL Variable Universal Life Insurance Contracts

Lincoln VUL(DB) Variable Universal Life Insurance Contracts

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedule 2 to be executed in its name and behalf by its duly authorized officer on the date specified below.

                              DELAWARE GROUP PREMIUM FUND, INC.  (Fund)

Date:                         By:
     --------------------        -----------------------------

                              LINCOLN NATIONAL LIFE INSURANCE COMPANY

Date:                         By:
     --------------------        -----------------------------
                                   Steven M. Kluever
                                   Second Vice President

                              DELAWARE DISTRIBUTORS, LP (Distributor), by
                              DELAWARE DISTRIBUTORS, INC., General Partner

Date:                         By:
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